Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Surgery Partners, Inc. 2015 Omnibus Incentive Plan of our report dated March 14, 2014 on the consolidated financial statements of Symbion, Inc., included in the Registration Statement (Form S-1 No. 333-206439) and related Prospectus of Surgery Partners, Inc. for the registration of common stock, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

October 5, 2015